Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002, William Baribault and Danelle Thomsen each hereby certify as follows:

1.	They are the duly appointed Chief Executive Officer and Principal Accounting Officer, respectively, of Belvedere SoCal, a California Corporation (the “Company”).

2.
Based on their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 19th day of November, 2008.

/s/ WILLIAM BARIBAULT
William Baribault President and Chief Executive Officer (Principal Executive Officer)

/s/ DANELLE THOMSEN
Danelle Thomsen Manager of Financial Reporting (Principal Accounting Officer)